SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 16, 2004

PAVILION BANCORP, INC.
(Exact name of registrant as
specified in its charter)

Michigan	000-22461	38-3088340
(State or other jurisdiction of incorporation	(Commission File Number)	IRS Employer Identification no.)

135 East Maumee Street	49221 (Zip Code)
Adrian, Michigan (Address of principal executive office)

Registrant’s telephone number,
including area code: (517) 265-5144

Item 7. Financial Statements and Exhibits.

           Exhibit

           99.1    Press Release Dated July 16, 2004.

           99.2    Letter to Shareholders Dated July 19, 2004.

Item 9. Regulation FD Disclosure.

           On July 19, 2004, Pavilion Bancorp, Inc. issued a press release announcing that it has entered into a definitive agreement to sell its subsidiary Bank of Washtenaw to Dearborn Bancorp, Inc. The sale price is $15,000,000 in cash. The transaction is subject to regulatory approval and other customary closing conditions.

           The Bank of Washtenaw will continue as a wholly-owned subsidiary of Pavilion Bancorp, Inc.

           On July 19, 2004, Pavilion Bancorp, Inc. also sent a letter to shareholders with respect to the sale of Bank of Washtenaw.

           The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 19, 2004	PAVILION BANCORP, INC. (Registrant) By: /s/ Pamela S. Fisher Pamela S. Fisher Corporate Secretary

EXHIBIT INDEX

99.1       Press Release Dated July 16, 2004

99.2      Letter to Shareholders Dated July 19, 2004

EXHIBIT 99.1

PAVILION Bancorp, Inc.

135 East Maumee Street	Adrian, Michigan 49221	pavilionbancorp.com

MEDIA RELEASE

For Immediate Release
July 16, 2004

Contact:	Douglas L. Kapnick, Chairman of the Board
Pamela S. Fisher, Corporate Secretary
Ph: (517) 266-5054 pfisher@pavilionbancorp.com

Pavilion Bancorp Announces Sale of Bank of Washtenaw to Dearborn Bancorp, Inc.

Adrian, Michigan: The Board of Directors of Pavilion Bancorp, Inc., the parent company of the Bank of Lenawee, announced today the sale of the Bank of Washtenaw to Dearborn Bancorp, Inc. The transaction is expected to be completed in the fourth quarter.

“Our dedication to serving Lenawee County was at the heart of our decision to sell the Bank of Washtenaw,” said Douglas Kapnick, Chairman of Pavilion Bancorp’s Board of Directors. “The agreement with Dearborn Bancorp really is a win-win situation. Pavilion Bancorp can now place an even stronger focus on building the Bank of Lenawee to benefit our customers throughout the Lenawee County area, and the Bank of Washtenaw will have access to the capital it needs to increase its competitiveness in the Washtenaw County market.”

The Bank of Lenawee is wholly-owned by Pavilion Bancorp Inc. and will continue to serve the Lenawee County area as an independent community bank.

About Pavilion Bancorp, Inc.

Pavilion Bancorp, Inc. is the parent company of Bank of Lenawee and Bank of Washtenaw. Pavilion Bancorp, Inc. is traded on the OTC Bulletin Board under the symbol PVLN. Stifel Nicolaus, of Columbus, Ohio, is the primary market maker in the stock. Investor relations information is available at pavilionbancorp.com.

EXHIBIT 99.2

July 19, 2004

To Our Shareholders:

On behalf of the Board of Directors of Pavilion Bancorp, Inc., I announce to you the corporation's sale of the Bank of Washtenaw to Dearborn Bancorp, Inc., pending regulatory approval.

The decision to sell the Bank of Washtenaw, which operated as an independent bank under Pavilion Bancorp Inc., was not an easy one to make. However, we know it is the choice that will enable both the Bank of Washtenaw and the Bank of Lenawee to maximize their potential for growth, while creating new opportunities to increase the return on investment for you, the shareholders of Pavilion Bancorp, Inc.

Our dedication to serving the Lenawee County area was at the heart of our decision to sell the Bank of Washtenaw. The agreement with Dearborn Bancorp really is a win-win situation. Pavilion Bancorp can now place an even stronger focus on building the Bank of Lenawee to benefit our customers throughout the Lenawee County area, and the Bank of Washtenaw will have access to the capital it needs to increase its competitiveness in the Washtenaw county market.

The Bank of Washtenaw will operate as a community bank under the charter of the Community Bank of Dearborn. The transaction is expected to be completed in the fourth quarter.

We are unwavering in our commitment to the future of the Bank of Lenawee and its vision of being a world-class financial institution unlike any other. We are equally committed to providing you, our shareholders, with results that are worthy of your continued support and an investment opportunity that has strong potential now, and for many years to come.

Sincerely,

Douglas L. Kapnick
Chairman of the Board and
President and Chief Executive Officer

This letter contains certain forward-looking statements that involve risks and uncertainties. When used in this letter, the words “believe”, “expect”, or “anticipate” and similar expressions identify forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to, economic, competitive, governmental and technological factors affecting the company’s operations, markets, products, services, interest rates and fees for services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter.